UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55585	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd. #6
Boca Raton, Florida 33431
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As of April 1, 2021, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), entered into a binding letter of intent (the “Curiosity LOI”) with Curiosity Ink Media, LLC, a California limited liability company (“Curiosity”), Russell Hicks (“Hicks”), Brent Watts (“Watts”), and all of the other holders of membership equity of Curiosity (collectively, the “Sellers”), pursuant to which the Company agreed to acquire an aggregate of 80% of Curiosity’s membership interests (the “80% Membership Interests”) from the Sellers, on a pro rata basis.

Pursuant to the Curiosity LOI, the total purchase price for the 80% Membership Interests will be $3,678,000, of which: (a) an aggregate of $400,000 is payable at the closing in cash, to be used to pay down a portion of loans made to Curiosity by Hicks and Watts; (b) an aggregate of $3,000,000 is payable at the closing in restricted shares of the Company’s common stock, valued at a price per share equal to the 20-day volume-weighted average price (VWAP) of the Company’s common stock; and (c) an aggregate of $278,000 is payable by the issuance at the closing to Hicks and Watts of 8% convertible promissory notes payable in equal monthly installments, on an amortized basis over 18 months. The Sellers will have the opportunity to receive up to an additional $2,000,000 in acquisition consideration, paid 100% in shares of the Company’s common stock, based upon the successful execution of certain specified contracts and/or material agreements. The Sellers will also have the opportunity to receive an additional $17,500,000 in purchase consideration, paid 50% in cash and 50% in shares of the Company’s common stock, based upon achieving certain performance milestones through December 31, 2025.

The Company has the exclusive right to acquire the 80% Membership Interests through June 30, 2021. The consummation of the acquisition is contingent upon the parties entering into a definitive agreement and other closing conditions.

The foregoing descriptions of the Curiosity LOI does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report on Form 8-K (“Report”) as Exhibits 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 7, 2021, the Company issued a press release reporting its entry into the Curiosity LOI, and related matters. The text of the press release is furnished as Exhibit 99.1 to this Report and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is included in this Report:

Exhibit No.	Description
10.1	Letter of Intent, dated as of April 1, 2021, by and between the Company, Curiosity and the Sellers
99.1	Press Release, dated April 7, 2021

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: April 7, 2021	By:	/s/ Melvin Leiner
Melvin Leiner Executive Vice President and Chief Financial Officer

3